SECOND AMENDMENT
TO
CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) is entered into and effective as of the Second Amendment Closing Date (as defined below) among ENERJEX RESOURCES, INC., a Nevada corporation (“Parent”), ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation (“EnerJex Kansas”) and DD ENERGY, INC., a Nevada corporation (“DD Energy”) (collectively, “Borrowers”) and TEXAS CAPITAL BANK, N.A., a national banking association, as a Bank, L/C Issuer and Administrative Agent (in such latter capacity and together with its successors and permitted assigns in such capacity the “Administrative Agent”), and the several banks and financial institutions from time to time parties to the Credit Agreement, as defined below (the “Banks”).  Capitalized terms used but not defined in this Second Amendment have the meaning given them in the Credit Agreement.

RECITALS

A.           Borrowers, Administrative Agent, L/C Issuer and Banks entered into that certain Credit Agreement dated as of July 3, 2008 (as amended by that certain Letter Agreement dated July 3, 2008, that certain Letter Agreement dated May 15, 2009, that certain First Amendment to Credit Agreement dated August 18, 2009, and as further amended, modified or supplemented, the “Credit Agreement”).

B.           Borrowers, Administrative Agent, L/C Issuer and Banks have agreed to amend the Credit Agreement, subject to the terms and conditions of this Second Amendment.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

I.           Amendments to Credit Agreement.

Article I, Definitions, of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Second Amendment” means the Second Amendment to Credit Agreement dated as of the Second Amendment Closing Date by and between Borrowers, Administrative Agent, L/C Issuer and Banks.

“Second Amendment Closing Date” means January 13, 2010.

Section 2.04, Borrowing Base Determination, of the Credit Agreement is hereby amended by replacing the text in Subsection (a) thereof with the following text:

“(a) The Borrowing Base in effect as of the Second Amendment Closing Date is $6,746,000 relative to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties and the Monthly Borrowing Base Reduction is $55,000.  The Borrowing Base shall be automatically reduced on the first day of each month by the Monthly Borrowing Base Reduction beginning February 1, 2010.  The Borrowing Base and the Monthly Borrowing Base Reduction shall be re-determined from time to time pursuant to the provisions of this Section.”

Section 7.12(b), Senior Funded Debt to EBITDA Ratio, of the Credit Agreement is hereby amended by replacing the text of such section with the following text:

“(b)  Senior Funded Debt to EBITDA Ratio.  For the quarterly period ending December 31, 2009, permit the ratio of Senior Funded Debt to Borrowers’ and their Subsidiaries’ consolidated EBITDA for that preceding quarter to be greater than 6.25:1.00; or for the quarterly period ending March 31, 2010, permit the ratio of Senior Funded Debt to Borrowers’ and their Subsidiaries’ consolidated EBITDA for that preceding quarter to be greater than 5.75:1.00; or for the quarterly period ending June 30, 2010, permit the ratio of Senior Funded Debt to Borrowers’ and their Subsidiaries’ consolidated EBITDA for that preceding quarter to be greater than 5.25:1.00; or for the quarterly period ending September 30, 2010, permit the ratio of Senior Funded Debt to Borrowers’ and their Subsidiaries’ consolidated EBITDA for that preceding quarter to be greater than 4.75:1.00; or permit, as of the last day of each fiscal quarter ending after September 30, 2010, the ratio of Senior Funded Debt as of such date to Borrowers’ and their Subsidiaries’ consolidated EBITDA for the 12 month period ending on such date to be greater than 4.25:1.00.  For the purpose of calculating the foregoing ratio, EBITDA will be annualized by: (i) multiplying by 4 for the three-month period ending December 31, 2009, (ii) multiplying by 2 for the six-month period ending March 31, 2010, and (iii) multiplying by 1.33 for the nine-month period ending June 30, 2010.  For the twelve-month period ending September 30, 2010, and for each period thereafter, EBITDA will be calculated based on actual EBITDA for the previous four fiscal quarters.

Section 7.12(c), Interest Coverage Ratio, of the Credit Agreement is hereby amended by replacing the text of such section with the following text:

“(c)  Interest Coverage Ratio. Permit, as of the fiscal quarter ending on December 31, 2009 and the last day of each fiscal quarter thereafter, the ratio of Borrowers’ and their Subsidiaries’ consolidated EBITDA to Interest Expense for the 12 month period ending on such date to be less than 2.50:1.00; provided that for the purpose of calculating the foregoing ratio, each of EBITDA and Interest Expense will be annualized by: (i) multiplying by 4 for the three-month period ending December 31, 2009, (ii) multiplying by 2 for the six-month period ending March 31, 2010, and (iii) multiplying by 1.33 for the nine-month period ending June 30, 2010.  For the twelve-month period ending September 30, 2010, and for each period thereafter, each of EBITDA and Interest Expense will be calculated based on actual EBITDA and Interest Expense, respectively, for the previous four fiscal quarters.

II.           Conditions.  This Second Amendment is subject to satisfaction of the following conditions precedent:

(a)           this Second Amendment has been executed and delivered by all parties hereto;

(b)           on or before the Second Amendment Closing Date, Borrowers shall have paid to Administrative Agent, in immediately available funds, an engineering fee in the amount of $2,500 in accordance with Section 2.08(c) of the Credit Agreement; and

(c)           Borrowers deliver to Administrative Agent such other documents as Administrative Agent reasonably requests.

III.          Representations, Warranties and Covenants.  Borrowers represent and warrant to Administrative Agent and Banks that (a) they possess all requisite power and authority to execute, deliver and comply with the terms of this Second Amendment, (b) this Second Amendment has been duly authorized and approved by all requisite corporate action on the part of the Borrowers, (c) no other consent of any Person (other than Administrative Agent and Banks) is required for this Second Amendment to be effective, (d) the execution and delivery of this Second Amendment does not violate their organizational documents, (e) the representations and warranties in each Loan Document to which they are a party are true and correct in all material respects on and as of the Second Amendment Closing Date as though made on the Second Amendment Closing Date, (f) they are in full compliance with all covenants and agreements contained in each Loan Document to which they are a party, (g) no Event of Default or Default has occurred and is continuing, and (h) except as may be addressed in this Second Amendment, no exhibit or schedule to the Credit Agreement is required to be supplemented, amended or modified in connection with the transactions contemplated by this Second Amendment or any other matters occurring prior to the Second Amendment Closing Date.  In particular, but without limiting the generality of the foregoing, Exhibit A attached to the Credit Agreement, as amended by this Second Amendment or any prior amendment, describes all of Borrower’s Borrowing Base Oil and Gas Properties.  The representations and warranties made in this Second Amendment shall survive the execution and delivery of this Second Amendment.  No investigation by Administrative Agent or any Bank is required for Administrative Agent or any Bank to rely on the representations and warranties in this Second Amendment.

IV.          Scope of Amendment; Reaffirmation; Release.  All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Second Amendment.  Except as affected by this Second Amendment, the Loan Documents are unchanged and continue in full force and effect.  However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Second Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement.  Borrowers hereby reaffirm their obligations under the Loan Documents to which they are a party to and agree that all Loan Documents to which they are a party to remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Second Amendment).  Borrowers hereby release, discharge and acquit Administrative Agent, L/C Issuer and Banks from any and all claims, demands, actions, causes of action, remedies, and liabilities of every kind or nature (including without limitation, offsets, reductions, rebates, or lender liability) arising out of any act, occurrence, transaction or omission occurring in connection with the Credit Agreement and the other Loan Documents prior to the Second Amendment Closing Date.

V.           Miscellaneous.

(a)           No Waiver of Defaults.  Except as expressly provided for herein, this Second Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Administrative Agent’s or any Bank’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b)           Form.  Each agreement, document, instrument or other writing to be furnished to Administrative Agent under any provision of this Second Amendment must be in form and substance satisfactory to Administrative Agent and its counsel.

(c)           Headings.  The headings and captions used in this Second Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Second Amendment, the Credit Agreement, or the other Loan Documents.

(d)           Costs, Expenses and Attorneys’ Fees.  Borrowers agree to pay or reimburse Administrative Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Second Amendment, including, without limitation, the reasonable fees and disbursements of Administrative Agent’s counsel.

(e)           Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(f)           Multiple Counterparts.  This Second Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one (1) and the same instrument.  This Second Amendment may be transmitted and signed by facsimile or portable document file (pdf).  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Administrative Agent, L/C Issuer and Banks.  Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(g)           Governing Law.  THIS SECOND AMENDMENT AND THE OTHER LOAN DOCUMENTS MUST BE CONSTRUED, AND THEIR PERFORMANCE ENFORCED, UNDER TEXAS LAW.

(h)           Entirety.  The Loan Documents (as amended hereby) Represent the Final Agreement By and Among Borrowers, Administrative Agent, L/C Issuer and Banks and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties.  There Are No Unwritten Oral Agreements between the Parties.

(Signature pages follow)

IN WITNESS WHEREOF, this Second Amendment is executed effective as of the Second Amendment Closing Date.

BORROWERS:

ENERJEX RESOURCES, INC.

By:
Steve Cochennet
Chief Executive Officer

ENERJEX KANSAS, INC.

By:
Steve Cochennet
Chief Executive Officer

– and –

DD ENERGY, INC.

By:
Steve Cochennet
Chief Executive Officer

Signature Page to Second Amendment

ADMINISTATIVE AGENT, L/C ISSUER AND BANKS:

TEXAS CAPITAL BANK, N.A.,
as Administrative Agent, L/C Issuer and
a Bank

By:	/s/ Jonathan Gregory
Jonathan Gregory,
Executive Vice President

Signature Page to Second Amendment